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                       SECURITIES AND EXCHANGE COMMISSION


                            Washington, D.C.  20549



                                   FORM 8-A/A



               For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or (g) of the
                        Securities Exchange Act of 1934



                       PLAINS ALL AMERICAN PIPELINE, L.P.
             (Exact name of registrant as specified in its charter)



               DELAWARE                                   76-0582150
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


          500 DALLAS, SUITE 700
             HOUSTON, TEXAS                                77002
(address of principal executive offices)                 (Zip Code)



SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

TITLE OF EACH CLASS                   NAME OF EACH EXCHANGE ON WHICH
TO BE SO REGISTERED:                  EACH CLASS IS TO BE REGISTERED:

Common Units representing
limited partner interests             New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.[X]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.[_]

Securities act registration statement file number to which this form relates:
333-64107

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                                      None
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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

        A description of the common units representing limited partner interests in Plains All American Pipeline, L.P. (the "Registrant") to be registered hereunder is set forth under the captions "Prospectus Summary," "Cash Distribution Policy," "Description of the Common Units," "The Partnership Agreement" and "Tax Considerations" in the prospectus included in the Registrant's Registration Statement on Form S-1 (No. 333-64107), as filed with the Securities and Exchange Commission on September 23, 1998 under the Securities Act of 1933, as amended, and will be set forth in any prospectus filed in accordance with Rule 424(b) thereunder, which description is incorporated herein by reference.

ITEM 2. EXHIBITS

    The following exhibits to this Registration Statement on Form 8-A are either filed herewith or are incorporated by reference from the documents specified, which have been filed with the Securities and Exchange Commission.

        1. Registrant's Registration Statement on Form S-1 (No. 333-64107), as filed with the Securities and Exchange Commission on September 23, 1998 (the "Registration Statement").

        2. Certificate of Limited Partnership of the Registrant, as filed as
           Exhibit 3.4 to Amendment No. 1 to the Registration Statement.

        3. Amended and Restated Agreement of Limited Partnership of the Registrant, which is included as Appendix A to the prospectus included in the Registration Statement on Form S-1.

        4. Form of Certificate Evidencing Common Units, which is included as Exhibit A to Appendix A to the prospectus included in the Registration Statement on Form S-1.

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                                   SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October __, 1998

                                       PLAINS ALL AMERICAN PIPELINE, L.P.

                                       BY:  PLAINS ALL AMERICAN INC.
                                            ITS GENERAL PARTNER



                                       By:
                                          ---------------------------------
                                          Name:  Michael R. Patterson
                                                 --------------------------
                                          Title: Senior Vice President
                                                 --------------------------

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